UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 10, 2026, Matinas BioPharma Holdings, Inc. (the “Company”), GH Power Inc., a corporation organized under the laws of Ontario (“GH Power”), 1001550000 Ontario Inc., a corporation organized under the laws of Ontario (“Pubco”), 1001550002 Ontario Inc., a corporation organized under the laws of Ontario and a wholly owned subsidiary of Pubco (“GH Power Merger Sub”) and MBH Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“Matinas Merger Sub”), entered into a Business Combination Agreement (the “BCA”) pursuant to which, subject to the terms and conditions contained in the BCA, (i) GH Power Merger Sub and GH Power will amalgamate to form one corporate entity and wholly owned subsidiary of Pubco by way of a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario) (the “Amalgamation”) and (ii) immediately following the effectiveness of the Amalgamation, Matinas Merger Sub will merge with and into the Company (the “Company Merger” and together with the Amalgamation, the “Business Combination”), with the Company surviving the Company Merger as a direct wholly owned subsidiary of Pubco. The Business Combination is expected to be completed in the fourth quarter of 2026.

Subject to the terms and conditions of the BCA and the Plan of Arrangement, at the effective time of the Plan of Arrangement (the “Arrangement Effective Time”), (i) each common share, without par value, of GH Power (“GH Power Common Share”) issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged for the common shares, without par value, of Pubco (“Pubco Common Shares”) based on the GH Power Exchange Ratio (as defined in the Plan of Arrangement), (ii) each preferred share, without par value, of GH Power issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged for Pubco Common Shares based on the GH Power Exchange Ratio on an as-converted to GH Power Common Share basis and (iii) each GH Power Option and GH Power Warrant issued and outstanding immediately prior to the Arrangement Effective Time will be assumed by Pubco and converted into a Converted Option and Converted Warrant, respectively (each as defined in the Plan of Arrangement).

Subject to the terms and conditions of the BCA, at the effective time of the Company Merger (the “Effective Time”), (i) each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive one-tenth (0.1) of a Pubco Common Share (the “Per Share Matinas Merger Consideration”), (ii) each share of preferred stock, par value $0.0001 per share, of the Company issued and outstanding immediately prior to the Effective Time (including the Preferred Stock (as defined below)) shall automatically, in accordance with the applicable certificate of designation, be converted into the right to receive the Per Share Matinas Merger Consideration on an as-converted to Common Stock basis, (iii) each outstanding option to purchase a share of Common Stock (each, a “Company Stock Option”) issued and outstanding immediately prior to the Effective Time will be assumed by Pubco and shall be automatically converted into a Substituted Option (as defined in the BCA), with each Substituted Option representing the right to purchase that number of shares of Pubco Common Shares equal to the Per Share Matinas Merger Consideration underlying such Company Stock Option immediately prior to the Effective Time with a per-share exercise price equal to the exercise price per share of Common Stock subject to such Company Stock Option immediately prior to the Effective Time divided by 0.1, subject to adjustment as set forth in the BCA, and (iv) each outstanding warrant to purchase shares of Common Stock (“Company Warrant”) issued and outstanding immediately prior to the Effective Time will (a) be assumed by Pubco and shall be automatically converted into an Assumed Warrant (as defined in the BCA), with each share of Common Stock the holder of such Company Warrant would have received had such Company Warrant been exercised in full (on a cashless or non-cashless basis, as permitted by the terms of such Company Warrant) in accordance with its terms immediately prior to the Effective Time, entitling such holder to the Per Share Matinas Merger Consideration with a per-share exercise price equal to the exercise price per share of Common Stock subject to such warrant immediately prior to the Effective Time divided by 0.1, or (b) entitle the holder of such Company Warrant to such other consideration that such holder is entitled to receive pursuant to the terms of such holder’s Company Warrant.

A former financial advisor to the Company is entitled to receive, in connection with the closing of the Business Combination (the “Closing” and the date of the Closing, the “Closing Date”), (i) a cash fee equal to $2.0 million and (ii) $2.0 million of Pubco Common Shares (the “Advisor Issuance”), calculated based on the average of the closing prices of the Common Stock on the NYSE for the ten trading days ending one trading day prior to the Closing Date.

Under the GH Power Exchange Ratio formula, upon the Closing, on a pro forma basis and based upon the number of Pubco Common Shares expected to be issued in connection with the Business Combination, but prior to giving effect to the Advisor Issuance and any PIPE Financing (as defined below), current equityholders of the Company (including the investors in the Matinas PIPE and the Warrant Inducement (each as defined below)) are expected to own approximately 9% of the outstanding Pubco Common Shares and GH Power equityholders are expected to own approximately 91% of the outstanding Pubco Common Shares, in each case calculated on a fully diluted basis using the treasury stock method and subject to certain assumptions, including (i) a valuation for the Company of $24,725,274.73, (ii) a valuation for GH Power of $250,000,000.00 and (iii) the relative capitalization of the Company and GH Power. The percentage of the combined company that each party’s equityholders will own following the Closing is subject to certain adjustments as described in the BCA and Plan of Arrangement, including dollar-for-dollar upward adjustments to the Company’s valuation and GH Power’s valuation for any capital raised by the Company or GH Power, respectively, from the date of the BCA through the Effective Time or Arrangement Effective Time, as applicable (including any PIPE Financing).

Each of the parties has agreed to customary representations, warranties and covenants in the BCA, including, among others, covenants relating to (i) obtaining the requisite approval of its respective stockholders and (ii) the conduct of its respective business during the period between the signing of the BCA and the consummation of the transactions contemplated thereby (such period, the “Interim Period”). In addition, the Company and Pubco agreed to prepare and file a proxy statement/prospectus included in the registration statement on Form F-4 (the “F-4 Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which will contain a proxy statement of the Company (the “Proxy Statement”) for the purpose of soliciting proxies from the Company’s stockholders at a special meeting of its stockholders (the “Special Stockholder Meeting”) to (1) obtain the Required Matinas Stockholder Approval (as defined in the BCA), including the Company’s Board of Directors’ (the “Board”) recommendation that the stockholders vote “FOR” the BCA and transactions contemplated thereby (the “Company Board Recommendation”), (2) approve the Stock Sale (as defined below), if deemed necessary, (3) approve any adjournment of the Special Stockholder Meeting, if necessary or desirable, and (4) approve any other proposals the parties deem necessary to effectuate the transactions contemplated by the BCA (collectively, the “Stockholder Approval Matters”). The Company also expects to seek, through the proxy statement/prospectus included in the F-4 Registration Statement, any stockholder approval required under the rules of the NYSE for the issuance of securities in the Matinas PIPE and the Warrant Inducement. The Company also agreed that, prior to the Closing, it will be subject to restrictions on soliciting or facilitating any Acquisition Proposal or Acquisition Inquiry (as each is defined in the BCA).

During the Interim Period, the Company shall not, among other things, solicit, initiate or knowingly encourage, induce, discuss, negotiate or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, unless it is in response to an unsolicited bona fide written Acquisition Proposal from a third party that the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Offer (as defined in the BCA) and has determined in good faith, based on the advice of outside legal counsel, that the failure to take such actions would reasonably be likely to be inconsistent with the Board’s fiduciary duties under applicable law; provided that the Company shall notify GH Power within two (2) business days of the Company becoming aware of any such Acquisition Proposal or Acquisition Inquiry.

The Board shall not, among other things, withdraw, qualify, modify, change or amend (or propose publicly to withdraw, qualify, modify, change or amend) the Company Board Recommendation in a manner adverse to GH Power, Pubco, Matinas Merger Sub or GH Power Merger Sub or fail to include the Company Board Recommendation in the Proxy Statement. However, the Board may make a Matinas Board Change in Recommendation (as defined in the BCA) if (i) the Company notifies GH Power in writing, at least four (4) business days before making a Matinas Board Change in Recommendation (the “Superior Offer Notice Period”), of its intention to do so, (ii) the notice attaches the most current version of the proposed agreement for such Superior Offer and the identity of the person making it, (iii) during the Superior Offer Notice Period, the Company causes its financial and legal advisors to negotiate in good faith with GH Power on adjustments to the BCA so that the Acquisition Proposal ceases to constitute a Superior Offer, and (iv) following the Superior Offer Notice Period, the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the Acquisition Proposal continues to constitute a Superior Offer.

The Closing is subject to certain closing conditions, including, among other things, (i) completion of a financing by GH Power (the “PIPE Financing”), including evidence that all cash from the PIPE Financing has been deposited with GH Power in accordance with the Subscription Agreements (as defined in the BCA) and that such financing results in gross proceeds of at least $15.0 million, (ii) obtaining the Required Matinas Stockholder Approval, (iii) obtaining the Required GH Power Shareholder Approval (as defined in the BCA), (iv) the effectiveness of the F-4 Registration Statement, (v) obtaining the Interim Order (as defined in the BCA) and the Final Order (as defined in the BCA) on terms consistent with the BCA, (vi) the listing of the Pubco Common Shares issuable in connection with the Business Combination on the NYSE, (vii) the absence of any Law or Order (each as defined in the BCA) that makes the transactions illegal or otherwise prevents or prohibits consummation, (viii) election or appointment of the Post-Closing Pubco Board (as defined in the BCA) and (ix) evidence reasonably satisfactory to each of GH Power and the Company that Pubco qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act of 1934, as amended (the “Exchange Act”) as of the Closing. Each party’s obligation to consummate the Business Combination is also subject to other specified customary conditions, including conditions regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the BCA required to be performed on or prior to the Closing.

The BCA contains certain termination rights for both the Company and GH Power, at any time prior to the Closing, notwithstanding the receipt of the Required Matinas Stockholder Approval, including, among other things, (i) by mutual written consent of the Company and GH Power, (ii) by GH Power, if a Matinas Triggering Event (as defined in the BCA) occurs, (iii) by the Company (prior to the Required Matinas Stockholder Approval), if the Company accepts a Superior Offer, the Company terminates the BCA and enters into a Permitted Alternative Agreement (as defined in the BCA) with respect to such Superior Offer and the Company shall have paid the Company Termination Fee (as defined below) to GH Power within two (2) days of such termination, (iv) by the Company or GH Power if the Closing shall not have occurred prior to December 31, 2026 (the “Outside Date”), provided that the Outside Date may be extended by either party for up to sixty (60) days in the event that a request for additional information has been made by a governmental authority or the SEC has not declared effective the F-4 Registration Statement by the date that is sixty (60) days prior to the Outside Date, or (v) by the Company or GH Power if the Required Matinas Stockholder Approval or Required GH Power Shareholder Approval shall fail to have been obtained. Upon termination of the BCA under specified circumstances, the Company may be required to pay GH Power a termination fee of $1.0 million (the “Company Termination Fee”) and up to $250,000 to reimburse GH Power for documented third-party expenses incurred in connection with the BCA and the transactions contemplated thereby. In addition, upon termination of the BCA under specified circumstances, GH Power may be required to pay the Company a termination fee of $1.0 million and up to $500,000 to reimburse the Company for documented third-party expenses incurred in connection with the BCA and the transactions contemplated thereby.

Following the Closing, (1) the board of directors of Pubco will initially be comprised of five individuals, one of whom will be designated by the Company prior to the Closing, and four of whom will be designated by GH Power prior to the Closing, and (2) the chief executive officer and chief financial officer of Pubco are expected to be the same individuals serving in those roles at GH Power immediately prior to the Closing, unless GH Power designates other qualified individuals prior to the Closing.

As a condition to the Closing, certain officers and directors of the Company and GH Power will enter into lock-up agreements pursuant to which, subject to specified exceptions, they have agreed not to transfer any equity securities of Pubco for the period of time commencing on the Closing Date and ending on the date that is the earlier of (i) one hundred eighty (180) days thereafter or (ii) ninety (90) days after termination of such individual’s service with the Company.

The foregoing description of the terms and conditions of the BCA and Plan of Arrangement is a summary only, is not intended to be complete and is qualified in its entirety by reference to the Business Combination Agreement and Plan of Arrangement, which are attached to this Current Report on Form 8-K as Exhibit 2.1 and are incorporated herein by reference in their entirety.

The BCA has been attached as an exhibit to provide investors and stockholders with information regarding its terms. The representations and warranties of the parties contained in the BCA have been made solely for the benefit of the parties to the BCA. In addition, such representations and warranties (a) have been made only for purposes of the BCA, (b) have been qualified by confidential disclosure schedules provided in connection with the BCA, (c) are subject to materiality qualifications contained in the BCA that may differ from what may be viewed as material by investors, (d) were made only as of the date of the BCA or such other date as is specified in the BCA and (e) have been included in the BCA for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, the BCA is included with this filing only to provide investors with information regarding the terms of the BCA, and not to provide investors with any other factual information regarding the parties or their respective subsidiaries, affiliates or businesses. Investors and security holders are not third-party beneficiaries under the BCA and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the BCA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Certain Agreements Related to the Business Combination

Concurrently with the execution and delivery of the BCA, and as a condition and inducement to the applicable parties’ willingness to enter into the BCA, (i) certain directors, officers and stockholders of the Company (solely in their respective capacities as Company stockholders) have entered into voting agreements with the Company and GH Power pursuant to which they have agreed, among other things, to vote all of their Matinas securities in favor of the Stockholder Approval Matters (the “Company Voting Agreements”) and (ii) certain officers, directors and shareholders of GH Power (solely in their respective capacities as GH Power shareholders) have entered into voting agreements with the Company and GH Power pursuant to which they have agreed, among other things, to vote all of their GH Power securities in favor of the BCA and the Plan of Arrangement (the “GH Power Voting Agreements”).

The foregoing descriptions of the terms and conditions of the Company Voting Agreements and the GH Power Voting Agreements are summaries only, are not intended to be complete and are qualified in their entirety by reference to the forms of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference in their entirety.

Stock Purchase Agreement

On July 10, 2026, the Company and Azurity Pharmaceuticals, Inc., a Delaware corporation (“Azurity”), entered into a Stock Purchase Agreement (the “SPA”) pursuant to which Azurity will purchase and acquire from the Company all of the issued and outstanding equity interests (the “Stock Sale”) of Matinas BioPharma Nanotechnologies, Inc. (f/k/a Aquarius Biotechnologies Inc.), a Delaware corporation and wholly owned subsidiary of the Company (“Matinas Nano”). As consideration for the Stock Sale, Azurity agreed to pay to the Company cash consideration of up to $21,500,000, with $4,000,000 due to the Company at the closing of the Stock Sale, subject to downward adjustment by the amount of Indebtedness (as defined in the SPA), and up to an additional $17,500,000 due upon the achievement of certain milestone events set forth in the SPA. The Company will also be eligible to receive a mid-single-digit royalty on Net Sales (as defined in the SPA) and Licensing Proceeds (as defined in the SPA) generated on MAT2203 (as defined in the SPA).

Pursuant to the terms of royalty rights certificates held by the former holders of the Company’s Series A Preferred Stock, the holders thereof are entitled to receive, in the aggregate, 7.5% of the amounts the Company receives from Azurity in connection with the Stock Sale, including the initial purchase price, milestone payments and royalty amounts described above.

The SPA, the Stock Sale and the other transactions contemplated by the SPA have been unanimously approved by the Board. The SPA, the Stock Sale and the other transactions contemplated by the SPA must also be approved by the Company’s stockholders as a condition to the closing of the Stock Sale, and the Company expects to seek such approval at the Special Stockholder Meeting by means of the proxy statement/prospectus included in the F-4 Registration Statement.

The SPA contains customary representations, warranties, conditions and covenants, including covenants (i) concerning the conduct of Matinas Nano’s business prior to the closing of the Stock Sale and (ii) prohibiting the Company, Matinas Nano and their respective representatives from soliciting, initiating or knowingly encouraging, inducing, discussing, negotiating or facilitating any Acquisition Proposal or Acquisition Inquiry (each as defined in the SPA), subject to certain limited exceptions. In addition, the Company and Azurity have agreed to use commercially reasonable efforts to consummate the Stock Sale and the other transactions contemplated by the SPA.

Each party’s obligation to consummate the Stock Sale is subject to certain closing conditions, including, among other things, the accuracy of the other party’s representations and warranties as of the closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the SPA in all material respects, obtaining the requisite vote from the Company’s stockholders, the delivery of certain related ancillary documents by the other party and the absence of any injunction or other legal prohibitions preventing consummation of the Stock Sale. In addition, the Company’s obligation to consummate the Stock Sale is conditioned upon the satisfaction of all conditions to the closing of the transactions contemplated by the BCA (other than those conditions which, by their terms, are to be satisfied or waived at the closing, but subject to the satisfaction or waiver of such conditions). The Company and Azurity have also agreed to indemnify each other from and against losses due to breaches of their respective representations, warranties and covenants contained in the SPA and certain other liabilities, with recovery for such losses subject to certain specified limitations set forth in the SPA.

The SPA contains certain customary termination rights in favor of each of the Company and Azurity, including Azurity’s right to terminate the SPA if (a) the Board shall have made a Seller Board Change in Recommendation (as defined in the SPA); (b) the Board or any committee thereof shall have publicly approved, endorsed or recommended any Acquisition Proposal (as defined in the SPA); or (c) the Company shall have entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal (as defined in the SPA). In addition, the SPA may be terminated by either party if the closing of the Stock Sale has not occurred by December 31, 2026, subject to extension in certain specified circumstances. In connection with a termination of the SPA under specified circumstances, the Company will be required to pay Azurity a termination fee equal to $400,000.

The foregoing description of the SPA is a summary only, is not intended to be complete and is qualified in its entirety by reference to the SPA, which is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference in its entirety.

The SPA has been attached as an exhibit to provide investors and stockholders with information regarding its terms. The representations and warranties of the Company and Azurity contained in the SPA have been made solely for the benefit of the parties to the SPA. In addition, such representations and warranties (a) have been made only for purposes of the SPA, (b) have been qualified by confidential disclosures made in connection with the SPA, (c) are subject to materiality qualifications contained in the SPA that may differ from what may be viewed as material by investors, (d) were made only as of the date of the SPA or such other date as is specified in the SPA and (e) have been included in the SPA for the purpose of allocating risk between the Company and Azurity rather than establishing matters as facts. Accordingly, the SPA is included with this filing only to provide investors with information regarding the terms of the SPA, and not to provide investors with any other factual information regarding the Company or Azurity or their respective subsidiaries, affiliates or businesses. Investors and security holders are not third-party beneficiaries under the SPA and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Azurity or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Series D Financing

On July 10, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Matinas PIPE”), an aggregate of 575 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), initially convertible into up to 1,642,856 shares of the Company’s Common Stock, with a stated value of $1,000 per share (the “Stated Value”), together with warrants (the “Warrants”) to purchase up to an aggregate of 100% of the shares of Common Stock into which the shares of Preferred Stock are initially convertible, or 1,642,856 shares of Common Stock, for aggregate gross proceeds of up to $575,000, at an offering price of $1,000 per share of Preferred Stock and accompanying Warrant. The Purchase Agreement contains customary representations, warranties and agreements by the Company. The Matinas PIPE closed on July 10, 2026.

The Company is required to obtain stockholder approval (“Stockholder Approval”) for the issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants, as may be required by the applicable rules and regulations of the NYSE, including Section 713 of the NYSE American Company Guide. The Company expects to seek Stockholder Approval at the Special Stockholder Meeting by means of the proxy statement/prospectus included in the F-4 Registration Statement. If Stockholder Approval has not been obtained by December 31, 2026, the Company is required to file a preliminary proxy statement for a special meeting of stockholders to obtain Stockholder Approval no later than January 15, 2027. If Stockholder Approval is not obtained at such special meeting, the Company is required to continue to use commercially reasonable efforts to obtain Stockholder Approval and to submit the matter for approval by its stockholders at subsequent meetings at intervals of not more than 45 days until Stockholder Approval is obtained.

The shares of Preferred Stock and Warrants are being sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The shares of Common Stock underlying the Preferred Stock and Warrants will be issued pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Pursuant to the Purchase Agreement, the Company is required to use commercially reasonable efforts to include all of the shares of Common Stock underlying the Preferred Stock and Warrants in the F-4 Registration Statement to be filed in connection with the Business Combination. If such shares are not included in the F-4 Registration Statement, if the F-4 Registration Statement is withdrawn, abandoned or otherwise ceases to be pursued by the Company without having been declared effective, or if the BCA is terminated or the transactions contemplated thereby are not consummated, the Purchasers will be entitled to customary piggyback registration rights with respect to such shares, subject to customary underwriter cutbacks.

Pursuant to the Purchase Agreement, the Company filed a certificate of designation (the “Certificate of Designation”) on July 10, 2026, with the Delaware Secretary of State designating the rights, preferences and limitations of the shares of Preferred Stock. The Certificate of Designation provides that the holders of Preferred Stock are not entitled to voting rights by virtue of their ownership of the Preferred Stock. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company, after and subject to payment in full of all amounts required to be distributed to the holders of Senior Securities (as defined in the Certificate of Designation), ratably with any class or series ranking on parity with the Preferred Stock and in preference and priority to the Common Stock and other junior securities, an amount equal to 100% of the Stated Value. The holders of Preferred Stock will be entitled to dividends, on an as-if-converted-to-Common Stock basis, equal to and in the same form as dividends actually paid, if any, on shares of Common Stock.

From and after the date Stockholder Approval is received and deemed effective, each share of Preferred Stock will be convertible, at the option of the holder, into that number of shares of Common Stock determined by dividing the Stated Value by $0.35 (the “Conversion Price”), subject to adjustment as provided in the Certificate of Designation. The Conversion Price may be adjusted pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions or the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation). In addition, from and after the date Stockholder Approval is received and deemed effective, the Conversion Price is subject to adjustment for certain dilutive issuances of Common Stock and Common Stock equivalents, as more fully described in the Certificate of Designation. A holder of Preferred Stock will not have the right to convert any portion of its Preferred Stock if the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until the 61st day after notice of such change is delivered to the Company.

The Warrants will be exercisable beginning on the date Stockholder Approval is received at an exercise price of $0.35 per share and will expire on the five-year anniversary of the date Stockholder Approval is received. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock issuable upon exercise of the Warrants by the holder, then the Warrants may also be exercised, in whole or in part, by means of a cashless exercise. The exercise price and number of shares issuable upon exercise of the Warrants may be adjusted for stock dividends and stock splits, subsequent rights offerings, pro rata distributions or the occurrence of a Fundamental Transaction (as defined in the Warrants). A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until the 61st day after notice of such change is delivered to the Company.

The foregoing summaries of the Purchase Agreement, the Certificate of Designation and the Warrants are summaries only, are not intended to be complete and are qualified in their entirety by reference to the form of Purchase Agreement, the Certificate of Designation and the form of Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.3, 3.1 and 4.1, respectively, and are incorporated herein by reference in their entirety.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement and are subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

As a result of the Matinas PIPE, the exercise price of the Existing Warrants (as defined below) was adjusted from $0.6446 to $0.35 pursuant to the terms of the anti-dilution provisions contained therein and previously approved by the Company’s stockholders. In addition, the conversion price of the Company’s Series C Convertible Preferred Stock, issued on February 13, 2025 and April 8, 2025, was adjusted from $0.586 to $0.35 pursuant to the terms of the anti-dilution provisions contained therein and previously approved by the Company’s stockholders.

Warrant Inducement

On July 10, 2026, the Company entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of its existing warrants to purchase up to an aggregate of 7,486,605 shares of Common Stock, issued to the Holders on February 13, 2025 and April 8, 2025 (the “Existing Warrants”).

Pursuant to the Inducement Letters, the Holders agreed to exercise for cash all or a portion of their Existing Warrants at the current exercise price of $0.35 per share in consideration for the Company’s agreement to issue, in a private placement, new unregistered common stock purchase warrants (the “New Warrants”) to purchase up to 7,486,605 shares (the “New Warrant Shares”) of Common Stock (100% of the number of shares of Common Stock issued pursuant to each such exercise of Existing Warrants) (such transaction, the “Warrant Inducement”). The Warrant Inducement closed on July 10, 2026.

The Company is required to obtain stockholder approval (“Inducement Stockholder Approval”) for the issuance of the shares of Common Stock issuable upon exercise of the New Warrants, as may be required by the applicable rules and regulations of the NYSE, including Section 713 of the NYSE American Company Guide. The Company expects to seek the Inducement Stockholder Approval at the Special Stockholder Meeting by means of the proxy statement/prospectus included in the F-4 Registration Statement. If the Inducement Stockholder Approval has not been obtained by December 31, 2026, the Company is required to file a preliminary proxy statement for a special meeting of stockholders to obtain the Inducement Stockholder Approval no later than January 15, 2027. If the Inducement Stockholder Approval is not obtained at such special meeting, the Company is required to continue to use commercially reasonable efforts to obtain the Inducement Stockholder Approval and to submit the matter for approval by its stockholders at subsequent meetings at intervals of not more than 45 days until the Inducement Stockholder Approval is obtained.

Pursuant to the Inducement Letters, the Company is required to use commercially reasonable efforts to include all of the New Warrant Shares in the F-4 Registration Statement to be filed in connection with the Business Combination. If such shares are not included in the F-4 Registration Statement, if the F-4 Registration Statement is withdrawn, abandoned or otherwise ceases to be pursued by the Company without having been declared effective, or if the BCA is terminated or the transactions contemplated thereby are not consummated, the Holders will be entitled to customary piggyback registration rights with respect to such shares, subject to customary underwriter cutbacks.

The New Warrants will be exercisable beginning on the date Inducement Stockholder Approval is received at an exercise price of $0.35 per share and will expire on the five-year anniversary of the date Inducement Stockholder Approval is received. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the New Warrant Shares by the holder, then the New Warrants may also be exercised, in whole or in part, by means of a cashless exercise. The exercise price and number of shares issuable upon exercise of the New Warrants may be adjusted for stock dividends and stock splits, certain dilutive issuances, subsequent rights offerings, pro rata distributions or the occurrence of a Fundamental Transaction (as defined in the New Warrants), subject to the floor price set forth in the New Warrants. A holder of New Warrants will not have the right to exercise any portion of its New Warrants if the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until the 61st day after notice of such change is delivered to the Company.

The Company received aggregate gross proceeds of approximately $2.6 million from the exercise of the Existing Warrants by the Holders, before deducting solicitation agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the transactions described above for working capital and general corporate purposes.

The Company engaged ThinkEquity LLC (the “Solicitation Agent”) to act as its exclusive warrant solicitation agent in connection with the transactions described above pursuant to that certain Warrant Solicitation Agent Agreement, by and between the Company and the Solicitation Agent, dated as of June 25, 2026 (the “Warrant Solicitation Agent Agreement”). Pursuant to the Warrant Solicitation Agent Agreement, the Company agreed to pay the Solicitation Agent a fee consisting of (i) a cash payment equal to 10% of the aggregate gross cash proceeds received by the Company from the Holders’ exercise of the Existing Warrants and (ii) warrants (the “Solicitation Agent Warrants”) to purchase 374,330 shares of Common Stock (5% of the aggregate number of shares underlying the New Warrants issued to the Holders in connection with the transactions contemplated by the Inducement Letters). The Solicitation Agent Warrants have terms substantially similar to the New Warrants. Pursuant to the Warrant Solicitation Agent Agreement, the Company also agreed to reimburse the Solicitation Agent for its reasonable legal and other expenses up to $50,000.

The resale of the shares of Common Stock underlying the Existing Warrants has been registered pursuant to an effective registration statement on Form S-3 (File No. 333-286686), filed with the SEC.

The New Warrants and Solicitation Agent Warrants are being sold without registration under the Securities Act or state securities laws in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The foregoing summaries of the Inducement Letters, the New Warrants, the Solicitation Agent Warrants and the Warrant Solicitation Agent Agreement are summaries only, are not intended to be complete and are qualified in their entirety by reference to the form of Inducement Letter, form of New Warrant, form of Solicitation Agent Warrant and Warrant Solicitation Agent Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.4, 4.2, 4.3 and 10.5, respectively, and are incorporated herein by reference in their entirety.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained in response to Item 1.01 above regarding the Matinas PIPE and Warrant Inducement is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained in response to Item 1.01 above regarding the Certificate of Designation and the Preferred Stock is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jabbour Employment Agreement Amendment

On July 10, 2026, the Company and Jerome D. Jabbour, the Company’s Chief Executive Officer, entered into the Fourth Amendment (the “Fourth Amendment”) to the Employment Agreement between the Company and Mr. Jabbour, dated March 22, 2018 (as previously amended by that certain First Amendment, dated March 3, 2023, that certain Second Amendment, dated April 30, 2025, and that certain Third Amendment, dated December 12, 2025, the “Employment Agreement”). Prior to the Fourth Amendment, the Employment Agreement provided that if a Change in Control (as defined in the Employment Agreement) occurs on or prior to June 30, 2026 and Mr. Jabbour remains employed by the Company through the date of the Change in Control, he is entitled to payment of a retention bonus in an amount equal to the greater of (i) his target annual bonus for the fiscal year in which such Change in Control occurs, or (ii) $299,000 (the “Retention Bonus”). Two-thirds of the Retention Bonus will be paid upon the Company’s execution of a definitive agreement that, if consummated, would result in a Change in Control, and the remaining one-third would be paid immediately prior to the closing of such Change in Control, so long as, for each payment, Mr. Jabbour has not resigned without Good Reason nor been terminated by the Company for Cause (each as defined in the Employment Agreement).

The Fourth Amendment modifies the Employment Agreement by extending the date by which a Change in Control must occur to trigger the Retention Bonus from June 30, 2026 to December 31, 2026.

Except as specifically set forth in the Fourth Amendment, all other terms and conditions of the Employment Agreement remain in full force and effect. The foregoing description of the terms of the Fourth Amendment is a summary only, is not intended to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference in its entirety.

Payment in Connection with the BCA

Pursuant to the Employment Agreement, as amended by the Fourth Amendment, because the BCA, if consummated, would constitute a Change in Control, two-thirds of the Retention Bonus, or $199,333.33, is currently payable to Mr. Jabbour by the Company. The remaining one-third will be paid immediately prior to the Closing, so long as, for each payment, Mr. Jabbour has not resigned without Good Reason nor been terminated by the Company for Cause.

Director Resignation

On July 11, 2026, Robin L. Smith informed the Board that she resigned from the Board effective July 12, 2026 due to her other professional obligations. In connection with her resignation from the Board, Dr. Smith also resigned from her positions on the Board’s Audit Committee and Nominating and Corporate Governance Committee. Dr. Smith’s resignation was not the result of a material disagreement or change in direction of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in response to Item 1.01 above regarding the Certificate of Designation and the Preferred Stock is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release announcing the execution of the BCA, the SPA and the related transactions. A copy of the press release is attached hereto as Exhibit 99.1. The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

As of July 10, 2026, after giving effect the to the Warrant Inducement, the Company had 13,692,796 shares of Common Stock outstanding.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Business Combination involving the Company and GH Power, the Stock Sale involving the Company and Azurity and the other transactions described herein, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding the Company, GH Power, Pubco, Azurity, Matinas Nano, the Business Combination, the Stock Sale, the Matinas PIPE and the Warrant Inducement and statements regarding the anticipated benefits and timing of the completion of the Business Combination and the Stock Sale, the assets held by GH Power, the assets and business of Matinas Nano, future financial condition and performance and expected financial impacts of the Business Combination and the Stock Sale, the consideration, milestone payments, royalties and licensing proceeds that may be payable in connection with the Stock Sale, the satisfaction of closing conditions to the Business Combination and the Stock Sale and other expectations, intentions, strategies, assumptions or beliefs of the parties to the Business Combination, the Stock Sale and the other transactions described herein about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements herein, including, but not limited to: the risk that the Business Combination or the Stock Sale may not be completed in a timely manner or at all; the failure by the parties to satisfy the conditions to the consummation of the Business Combination or the Stock Sale, including the approval of the Company’s stockholders; the risk that the PIPE Financing may not be completed on the anticipated terms or at all, including the risk that gross proceeds of at least $15.0 million may not be raised; failure to realize the anticipated benefits of the Business Combination or the Stock Sale; the failure to receive the consideration, milestone payments, royalties or licensing proceeds expected in connection with the Stock Sale; the failure of Pubco to obtain or maintain the listing of its securities on any securities exchange after closing of the Business Combination; costs related to the Business Combination, the Stock Sale and becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Pubco’s anticipated operations and business and the assets and business of Matinas Nano; the outcome of any potential legal proceedings that may be instituted against the Company, GH Power, Pubco, Azurity or others following announcement of the Business Combination, the Stock Sale or the other transactions described herein; and those risk factors discussed in documents that the Company has filed, or that will be filed by the Company and/or Pubco, with the SEC.

Additional Information about the Proposed Business Combination and Stock Sale and Where to Find It

This Current Report on Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K relates to the proposed Business Combination and Stock Sale. In connection with the proposed Business Combination and the related stockholder approvals, including approval of the Stock Sale and any stockholder approvals required for the Matinas PIPE and Warrant Inducement, the Company, GH Power and Pubco expect that a registration statement on Form F-4 will be filed with the SEC, containing a preliminary proxy statement for the Company’s stockholders that will also constitute a preliminary prospectus of Pubco, the securities of which are expected to be listed on the NYSE upon consummation of the Business Combination and the Stock Sale. After the registration statement is declared effective, the Company will mail a definitive proxy statement/prospectus to the Company’s stockholders. The Company, GH Power, Pubco and Azurity urge investors, stockholders and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed Business Combination, the Stock Sale and related matters. The Company’s stockholders will be able to obtain a free copy of the proxy statement/prospectus (when available) and other documents filed with the SEC by the Company or Pubco, without charge, by directing a request to: jjabbour@MatinasBioPharma.com. These documents, once available, can also be obtained, without charge, at the SEC’s website (https://www.sec.gov).

Participants in the Solicitation

The Company, GH Power, Pubco and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination, the Stock Sale and the other transactions described herein. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 31, 2026. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed Business Combination, the Stock Sale and the other transactions described herein will be set forth in the proxy statement/prospectus when available. Information concerning the interests of the Company’s and GH Power’s participants in the solicitation, which may, in some cases, be different than those of the Company’s and GH Power’s equityholders generally, will be set forth in the proxy statement/prospectus and other relevant materials to be filed with the SEC relating to the Business Combination, the Stock Sale and the other transactions described herein when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of any vote of approval with respect to the Business Combination, the Stock Sale or any other transaction described herein, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of July 10, 2026, by and among Matinas BioPharma Holdings, Inc., GH Power Inc., 1001550000 Ontario Inc., 1001550002 Ontario Inc. and MBH Merger Sub, Inc.
2.2* ^	Stock Purchase Agreement, dated as of July 10, 2026, by and between Matinas BioPharma Holdings, Inc. and Azurity Pharmaceuticals, Inc.
3.1	Certificate of Designation of Series D Convertible Preferred Stock
4.1	Form of Warrant
4.2	Form of New Warrant
4.3	Form of Solicitation Agent Warrant
10.1	Form of Company Voting Agreement
10.2	Form of GH Power Voting Agreement
10.3	Form of Securities Purchase Agreement
10.4	Form of Inducement Letter
10.5	Warrant Solicitation Agent Agreement, dated July 10, 2026, by and between Matinas BioPharma Holdings, Inc. and ThinkEquity LLC
10.6	Fourth Amendment to Employment Agreement, dated as of July 10, 2026, between the Company and Jerome D. Jabbour
99.1	Press Release, dated July 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

^ Pursuant to Item 601(b)(2)(ii) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the registrant customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: July 13, 2026	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer